UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

ALTERNUS CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 4000
New York, NY 10004
(Address of principal executive offices)  (Zip Code)

(212) 739-0727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On March 27, 2026, Alternus Clean Energy, Inc., a Delaware corporation (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with a certain third party accredited investor (the “Purchaser”) pursuant to which the Company sold in a private placement (the “Offering”) an aggregate of 2,150 shares of the Company’s Series D Convertible Preferred Stock, convertible into the Company’s common stock, par value $0.0001 per share (the “Shares”) to the Purchaser. The transaction closed on March 27, 2026 (the “Closing Date”).

The aggregate gross proceeds to the Company were $1,000,000, all of which were transferred on the Closing Date. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

Put Option Agreement

Simultaneously with the Subscription Agreement, The Company also entered into a Put Option Agreement with the Purchaser, pursuant to which the Purchaser has the right, for a period of one year after the Company raises a minimum of $8 million through an equity capital raise, to require the Company to repurchase up to a maximum of 1,150 Series D shares at a price of $1,000 per Series D share repurchased.

The foregoing descriptions of the Series D Convertible Preferred Designation, Subscription Agreement, and the Put Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Series D Convertible Preferred Designation, Subscription Agreement, and the Put Option Agreement, forms of which are attached hereto as Exhibit 4.1, 10.1 and 10.2, and are each incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

Additionally, on March 31, 2026 the Company settled with two existing third party accredited debt holders, pursuant to which the Company issued (i) 7,583 shares of Series D Convertible Preferred Stock as total repayment for, and the replacement and cancellation of, an outstanding promissory note in the aggregate amount of $7.583 million, and (ii) 684 shares of Series E Convertible Preferred Stock (the “Series E”) as total repayment for, and the replacement and cancellation of, two outstanding promissory notes in the aggregate amount of $684 thousand.

The offer, sale and issuance pursuant to the Subscription Agreement for the Series D and Series E to the Purchasers were made in reliance upon Section 4(a)(2) of the Securities Act, as amended and the rules and regulations promulgated thereunder, and/or Rule 506 promulgated thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series D Convertible Preferred Stock

On March 27, 2026, the board of directors (the “Board”) of the Company declared the formation of an aggregate of up to 20,000 shares of Series D Convertible Preferred Stock, par value $0.0001 per share (“Series D”). The Company has filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware therein establishing the Series D Convertible Preferred Stock and describing the rights, obligations and privileges of the Series D. Concurrently, the Company issued 2,150 shares of Series D to the Purchaser and debt holder on the same date, in book-entry form. The following description of the Series D does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

General. The Series D consists of a total of 20,000 shares authorized and 10,283 shares issued as of the date of this Report. Each share of Series D has a par value of $0.0001 per share and a value of $1,000 per share. The Series D has no stated maturity and is not subject to any sinking fund.

Conversion Right. Each share of Series D shall convert into a number of fully paid and non-assessable shares of Common Stock equal to the value of each share ($1,000) divided by the Conversion Price in effect at the time of conversion, at the option of the Holder, at or after one year from the issuance date. The Conversion Price is $0.10 per share, subject to adjustment in accordance with the Certificate of Designation.

Adjustments of Conversion Price. If, during the period of twelve months from the issuance date, the Company has issued any shares of Common Stock or convertible preferred stock (or any securities convertible into or exercisable for Common Stock) at a price per share less than the then-effective Conversion Price (the "Original Conversion Price") of the Series D (a "Dilutive Issuance"), then the Original Conversion Price shall be reduced to the lowest price per share of Common Stock or convertible preferred stock issued during this period.

Restriction on Conversion. In no event shall the Holder have the right or the Company be required to convert, as applicable, shares of Series D if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the shareholder for purposes of Section 13(d) of the 1934 Act, would exceed 9.99% of the outstanding shares of the Common Stock following such conversion.

Restriction on Sales. Beginning on the month after the Holder is able to convert the Series D and utilize an exemption under SEC Rule 144, the Holder may sell a maximum amount of Common Shares per month not to exceed the average daily volume of the Company’s common stock in the prior month.

Voting Rights. Each holder of Series D has full voting rights and powers equal to the voting rights and powers of holders of common stock, and for so long as Series D is issued and outstanding, the holders of Series D shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to vote on all such matters equal to the number of whole shares of Common Stock into which the shares of Series D Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. (For avoidance of doubt, voting rights are on an ‘as-converted’ basis.)

Dividend Rights. The holders of Series D, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The holders of Series D shall be entitled to receive distributions in the event of any liquidation, dissolution or winding up of the Company pari passu with the Common Stock.

Series E Convertible Preferred Stock

On March 31, 2026, the board of directors (the “Board”) of the Company declared the formation of an aggregate of up to 20,000 shares of Series E Convertible Preferred Stock, par value $0.0001 per share (“Series E”). The Company has filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware therein establishing the Series E Convertible Preferred Stock and describing the rights, obligations and privileges of the Series E. Concurrently, the Company issued 684 shares of Series E to the Purchaser and debt holder on the same date, in book-entry form. The following description of the Series E does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

General. The Series E consists of a total of 20,000 shares authorized and 684 shares issued as of the date of this Report. Each share of Series E has a par value of $0.0001 per share and a value of $1,000 per share. The Series E has no stated maturity and is not subject to any sinking fund.

Conversion Right. Each share of Series E shall convert into a number of fully paid and non-assessable shares of Common Stock equal to the value of each share ($1,000) divided by the Conversion Price in effect at the time of conversion, at the option of the Holder, at or after the issuance date. The Conversion Price is $0.10 per share, subject to adjustment in accordance with the Certificate of Designation.

Adjustments of Conversion Price. If, during the period of twelve months from the issuance date, the Company has issued any shares of Common Stock or convertible preferred stock (or any securities convertible into or exercisable for Common Stock) at a price per share less than the then-effective Conversion Price (the "Original Conversion Price") of the Series E (a "Dilutive Issuance"), then the Original Conversion Price shall be reduced to the lowest price per share of Common Stock or convertible preferred stock issued during this period.

Restriction on Conversion. In no event shall the Holder have the right or the Company be required to convert, as applicable, shares of Series E if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the shareholder for purposes of Section 13(d) of the 1934 Act, would exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

Piggyback Registration Rights. Each holder of Series E has the right to include the shares of common stock underlying the Series E in any registration statement on SEC Form S-1 that the Company may file.

Voting Rights. Each holder of Series E has full voting rights and powers equal to the voting rights and powers of holders of common stock, and for so long as Series E is issued and outstanding, the holders of Series E shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to vote on all such matters equal to the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. (For avoidance of doubt, voting rights are on an ‘as-converted’ basis.)

Dividend Rights. The holders of Series E, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The holders of Series E shall be entitled to receive distributions in the event of any liquidation, dissolution or winding up of the Company pari passu with the Common Stock.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Certificate of Designation of Series D Convertible Preferred Stock, dated March 27, 2026
4.2	Certificate of Designation of Series E Convertible Preferred Stock, dated March 31, 2026
10.1	Form of Subscription Agreement dated March 27, 2026
10.2	Form of Put Option Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2026

ALTERNUS CLEAN ENERGY, INC.

By:	/s/ Vincent Browne
Vincent Browne
Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors